                                                                                                EXHIBIT 4.01

FIRST AMENDMENT TO RIGHTS AGREEMENT

This First Amendment to Rights Agreement (the "Amendment") is made and entered into effective as of this 23rd day of December, 2008 by and between CHARTER COMMUNICATIONS, INC., a Delaware corporation (the "Company") and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company (the "Rights Agent").

WITNESSETH:

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated August 14, 2007 (the "Agreement") that provides, inter alia, for the terms of a rights plan and dividend distribution of certain preferred share purchase rights to the holders of outstanding Class A and outstanding Class B common stock of the Company as of the record date provided therein.

WHEREAS, the Agreement is set to terminate by its terms on December 31, 2008.

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to extend the term of the Agreement as more fully set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENTS:

1.           Accuracy of Recitals/Incorporation of Defined Terms.  The parties acknowledge and agree that the foregoing recitals are true and accurate.  Unless otherwise expressly set forth herein, all capitalized terms shall have the meaning set forth in the Agreement.

2.           Extension of Agreement/Revision of Definition of Expiration Date.  Section 1(w) of the Agreement is hereby deleted in its entirety and replaced as follows:

"Expiration Date" shall mean  the earliest of:  (i) immediately following such time as notice is given to the Company, in accordance with the provisions of Section 25 hereof at the address set forth therein as of the date hereof, of a determination by holders of a majority of the shares of Class B Common Stock to terminate this Agreement, (ii) the Close of Business on December 31, 2009; (iii) the Close of Business on the date on which the Company makes a public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise) that the Board has determined that the Company's Section 382 Ownership Level dropped below 25%; (iv) the time at which the Rights are redeemed as provided in Section 22 hereof, and (v) the time at which the Rights are exchanged as provided in Section 23 hereof.  For the purposes of the Board's determination pursuant to sub-section (iii) above, the Board's good faith reliance on the representations of management shall be sufficient and the Board shall not be obligated to perform its own calculation with respect to the Company's purported Section 382 Ownership Level.

3.           Amendment to Severability Provision.  Section 30 of the Agreement is hereby deleted in its entirety and replaced as follows:

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.  If such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon one Business Day’s notice to the Company.  Without limiting the foregoing, if any provision requiring a specific group of directors to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and bylaws.

4.           Conformity of Exhibits with Amendment.  The first page of the form of Rights Certificate attached to the Agreement as Exhibit B is amended and restated in its entirety as set forth in Annex 1 attached hereto.  All other exhibits in the Agreement are otherwise hereby deemed modified to reflect and conform to all amendments contained herein.

5.           Amendment Binding.  This Amendment inures to the benefit of, and binds the parties and their respective successors and assigns.

6.           Ratification.  Except as expressly set forth herein, all of the terms, conditions and covenants contained in the Agreement shall remain unmodified and in full force and effect.

7.           Counterparts; Facsimile Signatures.  This Amendment may be executed in counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.  Any or all parties may execute this Amendment by facsimile signature, and any such facsimile signature shall be deemed an original signature.

8.           Governing Law.  This amendment shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of such State applicable to contracts to be made and performed entirely within such State; except that the rights, duties and obligations of the Rights Agent under this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing First Amendment to Rights Agreement effective as of the day and year first above written.

                "COMPANY"

                CHARTER COMMUNICATIONS, INC.

                By:  /s/ Eloise Schmitz
                Print Name:  Eloise Schmitz
                Title:    Executive Vice President and Chief Financial Officer

                "RIGHTS AGENT"

                MELLON INVESTOR SERVICES LLC

                By:  /s/ Jane A. Marten
                Print Name:  Jane A. Marten
                Title:  Asst. Vice President

ANNEX 1

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-___________         ___________Rights in respect of Class __ Common Stock

NOT EXERCISABLE AFTER DECEMBER 31, 2009 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED.  THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

RIGHTS CERTIFICATE

Charter Communications, Inc.

This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement (including without limitation Section 11(a)(ii)), (the “Rights Agreement”), by and between Charter Communications, Inc., a Delaware corporation (the “Company”), and BNY Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), dated as of August 14, 2007, as amended by the First Amendment to Rights Agreement dated as of December 23, 2008, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one one-thousandth of a fully paid nonassessable share of Series B Junior Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $25.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.  If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.  The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.  Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of shares of Preferred Stock (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to adjustment upon the occurrence of certain events.